SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported): January 10, 2011

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

On January 6, 2011, MTR Gaming Group, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Jeffrey J. Dahl, the newly appointed President and Chief Executive Officer of the Company, for an initial term of three (3) years and with an effective date of January 10, 2011. The full text of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information included below under Item 5.02 provides a summary of the material terms of the Employment Agreement and is incorporated by reference into this Item 1.01.

On January 10, 2011, the Company issued a press release announcing Mr. Dahl’s appointment as President and Chief Executive Officer of the Company. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, the Company appointed Mr. Dahl as President and Chief Executive Officer of the Company, effective as of January 10, 2011.   As of such effective date, Steven M. Billick will no longer serve as the Interim Chief Executive Officer of the Company, but he will remain as Chairman of the Board of Directors of the Company.

Prior to joining the Company, Mr. Dahl, 52, served as Principal of The Jay Daniel Company, a consulting and management services firm for the gaming industry that he founded in 2008.  Mr. Dahl was President and Chief Operating Officer of Torguson Gaming Group, a gaming development company located in Biloxi, MS, from 2006 to 2008, and was President and Chief Operating Officer of Beau Rivage Resorts, a resort and casino located in Biloxi, MS, from 2000 to 2005.  None of the foregoing entities are affiliates of the Company.  Prior to 2000, Mr. Dahl held various positions at additional casinos in Biloxi, Gulfport and Bay St. Louis, MS, as well as The Mirage in Las Vegas, Nevada. Mr. Dahl received his Bachelor of Science degree in Business Administration (emphasis in Accounting) from the University of Nevada, Las Vegas.

In connection with Mr. Dahl’s appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Dahl, effective January 10, 2011, for a term of three (3) years, with automatic one-year extensions unless a notice of non-renewal is timely furnished prior to the next applicable extension period.  The Employment Agreement provides for an annual base salary of $600,000 (or such greater amount as may be approved from time to time by the Company’s Compensation Committee) and participation in the Company’s annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 50% of his base salary (or such other amount as may be determined by the Company’s Compensation Committee).  Mr. Dahl is also entitled to participate in the Company’s Long Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company’s employee benefit plans.  The Employment Agreement provides that the Company will grant to Mr. Dahl a nonqualified stock option to purchase a total of 150,000 shares of the Company’s common stock, 1/3 of which will be vested and exercisable on the date of grant, and 2/3 of which will become vested and exercisable in equal installments on the first and second anniversaries of the effective date of the Employment Agreement, subject to Mr. Dahl’s continued employment with the Company as of each applicable vesting date.

The Employment Agreement provides that the Company will maintain, at the Company’s cost, a term life insurance policy with a face value equal to Mr. Dahl’s base salary.  The Employment Agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses.  The Employment Agreement further provides for an up-front cash payment in an amount of $75,000 for expenses incurred or to be incurred by Mr. Dahl in relocating his residence to or near Wexford, Pennsylvania, 100% of which is subject to repayment to the Company in the event Mr. Dahl’s employment terminates during the first year of his employment, and 50% of which is subject to repayment in the event his employment terminates during the second year of his employment.  Mr. Dahl will also be entitled to reasonable accommodations at the Company’s hotel at its Mountaineer Casino for up to sixty (60) days while he is looking for a permanent residence in Wexford, PA.

Subject to the specific terms set forth below, in the event of the termination of Mr. Dahl’s employment by either party for any reason, Mr. Dahl will receive (i) earned but unpaid base salary and accrued and unused vacation pay, (ii) reimbursement for reasonable business expenses then outstanding, (iii) any bonus earned and approved to be paid with respect to completed fiscal periods that precede the date of termination but that has not yet been paid, and (iv) all payments, rights and benefits due as of the date of termination under the terms of the Company’s employee and fringe benefit plans and programs in which Mr. Dahl participated (the benefits in the foregoing clauses (i) — (iv), the “Accrued Rights”).

In the event of the termination of Mr. Dahl’s employment by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Dahl with “good reason” (as defined in the Employment Agreement), (a) Mr. Dahl will receive, in addition to the Accrued Rights, (i) continued payment of his base salary for twelve (12) months following the date of termination (such period, the “Severance Period”), (ii) a bonus amount, which shall be paid in a lump sum within thirty (30) days of approval by the Compensation Committee, based on the achievement of the applicable performance criteria for the year in which termination occurred, adjusted on a pro rata basis to the number of days Mr. Dahl was employed in such year, provided he was employed for at least six (6) months during such year and (iii) continued medical coverage under the Company’s group health plan for the Severance Period (the benefits in the foregoing clauses (i) — (iii), the “Severance Payments”) and (b) any restricted stock units that may be granted to Mr. Dahl that are outstanding and otherwise unvested will immediately vest upon such termination and be paid out in accordance with the terms thereof. The Severance Payments and vesting of any restricted stock units are subject to Mr. Dahl’s execution of a general release of claims against the Company. Additionally, the stock options to be granted to Mr. Dahl pursuant to the terms of the Employment Agreement (as discussed above) will provide for accelerated vesting upon any such termination of employment.

In the event of the termination of Mr. Dahl’s employment by the Company for “cause” or by Mr. Dahl without “good reason”, or in the event of termination of the Employment Agreement by reason of death or disability, Mr. Dahl will receive the Accrued Rights but will not be entitled to the Severance Payments.  In addition, in the event of his death, Mr. Dahl’s estate or beneficiaries will be entitled to receive the proceeds of the life insurance policy referred to above.

In the event that Mr. Dahl’s employment terminates upon expiration of the Employment Agreement (including any renewal thereof) by reason of the Company’s provision of a non-renewal notice, then Mr. Dahl will receive the Accrued Rights and the Severance Payments.

If a “change in control” (as defined in the Employment Agreement) occurs during the term of the Employment Agreement and, prior to the first anniversary of the date of consummation of such change in control, Mr. Dahl’s employment is terminated by the Company without “cause” or by Mr. Dahl with “good reason”, then Mr. Dahl will receive the Accrued Rights and the Severance Payments, provided that the Severance Period shall be deemed to be eighteen (18) months.

Mr. Dahl has agreed to certain restrictive covenants (including noncompetition and nonsolicitation) for specified periods following his termination of employment, depending upon the circumstances surrounding the termination of employment.

The foregoing description is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 6, 2011, by and between MTR Gaming Group, Inc. and Jeffrey J. Dahl.

99.1	Press Release dated January 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/S/ JOHN W. BITTNER, JR.
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer
Date: January 10, 2011